                               CONSENT OF COUNSEL

                                AIM GROWTH SERIES

         We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for the retail and institutional classes of AIM Growth Series, which are included in Post-Effective Amendment No. 60 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-57526), and Amendment No. 56 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2699), on Form N-1A of AIM Growth Series.

                                    /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                    -------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
October 26, 2005